UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Halozyme Therapeutics, Inc.
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April 3, 2015
Dear Stockholder:
You are cordially invited to attend our 2015 annual meeting of stockholders, which will be held on May 6, 2015, at 8:00 a.m. local time, located at the Halozyme Conference Center, 11404 Sorrento Valley Road, San Diego, California 92121.
The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, follow this letter.
It is important that you use this opportunity to take part in the affairs of Halozyme Therapeutics, Inc. by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.
A copy of Halozyme's Annual Report on Form 10-K is also enclosed for your information. At the annual meeting, we will review Halozyme's activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.
Sincerely yours,

HELEN I. TORLEY, M.B. Ch.B., M.R.C.P.
President and Chief Executive Officer

HALOZYME THERAPEUTICS, INC.
11388 Sorrento Valley Road
San Diego, California 92121
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 6, 2015
TO THE STOCKHOLDERS OF HALOZYME THERAPEUTICS, INC.:
Notice is hereby given that the annual meeting of the stockholders of Halozyme Therapeutics, Inc., a Delaware corporation, will be held on May 6, 2015, at 8:00 a.m. local time, at the Halozyme Conference Center, 11404 Sorrento Valley Road, San Diego, California 92121, for the following purposes:

1.	To elect two Class II directors to hold office for a three-year term and until their respective successors are elected and qualified;

2.	To approve, by advisory vote, the compensation of our named executive officers;

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

4.	To approve amendments to the Amended and Restated 2011 Stock Plan; and

5.	To transact such other business as may properly come before the annual meeting.
Only stockholders of record at the close of business on March 12, 2015 are entitled to notice of, and to vote at, this annual meeting and any adjournment or postponement thereof.
By order of the Board of Directors,
DAVID A. RAMSAY
Vice President, Chief Financial Officer
San Diego, California
April 3, 2015
Important Notice Regarding the Availability of Proxy Materials for
The Stockholder Meeting To Be Held on May 6, 2015
The Proxy Statement and the 2014 Annual Report to Stockholders are available at www.halozyme.com/proxy.

IMPORTANT: You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as soon as possible. You may vote your shares by completing, signing, dating and mailing your proxy card in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if the record holder of your ordinary shares is a broker, bank or other nominee, and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
The accompanying proxy is solicited on behalf of the Board of Directors of Halozyme Therapeutics, Inc., a Delaware corporation (“Halozyme” or the “Company”), for use at Halozyme's annual meeting of stockholders to be held on May 6, 2015 at 8:00 a.m. local time, at the Halozyme Conference Center, 11404 Sorrento Valley Road, San Diego, California 92121, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about April 3, 2015.
SOLICITATION AND VOTING
Voting Securities. Only stockholders of record as of the close of business on March 12, 2015, the record date for the annual meeting, will be entitled to vote at the meeting and any adjournment thereof. As of that date, we had 127,016,059 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. When a quorum is present at the meeting, the election of directors will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and any other matter will be determined by a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.
Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of each proposal.
You may vote in person by attending the annual meeting or by completing and returning a proxy by mail.
If your shares are registered directly in your name with our transfer agent, Corporate Stock Transfer, you are considered a “stockholder of record.” To vote your proxy by mail, be sure to complete, sign and date the proxy card and return it in the prepaid envelope provided. If you return your signed proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy as recommended by our Board. You may also vote in person at the annual meeting. A stockholder of record may still attend the meeting and vote in person if he or she has already voted by proxy. To vote in person, you, as a stockholder of record, may attend the annual meeting and obtain a ballot upon arrival.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Beneficial owners whose stock is held in the name of a bank, broker or other nominee generally will receive instructions for voting from their banks, brokers or other nominees, rather than directly from us. You can vote your shares held through a bank, broker or other nominee by following the voting instructions sent to you by that institution. Beneficial owners must obtain a legal proxy from their bank, broker or other nominee and present it to the inspector of election with their ballot to be eligible to vote in person at the annual meeting.
Revocability of Proxies. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by delivering to the Secretary of Halozyme a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.
Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in street name on behalf of a beneficial owner but is prohibited from voting on a particular matter because the broker has not received voting instructions from the beneficial owner and therefore does not have discretion to vote the beneficial owner's shares with respect to that matter. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of our independent registered public accounting firm. Non-routine matters include the election of directors, the advisory vote on executive compensation and the approval of incentive compensation plans (such as the amendments to the Amended and Restated 2011 Stock Plan).

Solicitation of Proxies. We will bear the entire cost of soliciting proxies for the upcoming meeting. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we may retain a proxy solicitation firm or other third party to assist us in collecting or soliciting proxies from our stockholders, although we do not currently plan on retaining such a proxy solicitor.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
We have a classified Board of Directors that currently consists of three Class I directors, three Class II directors and two Class III directors. Dr. John S. Patton, a Class II director, is completing his service at the 2015 annual meeting and will not be standing for re-election. Our directors are elected for a term of three years, with one class of directors up for election every year. At the 2015 annual meeting of stockholders, we will be electing two Class II directors, while the Class III directors will be elected at the 2016 annual meeting of stockholders and the Class I directors will be elected at the 2017 annual meeting of stockholders.
The Class II nominees recommended by the Board of Directors for election at the 2015 annual meeting are: Jean-Pierre Bizzari, M.D. and Randal J. Kirk. Dr. Bizzari and Mr. Kirk are current members of our Board of Directors and, if elected, they will serve as directors until our annual meeting of stockholders in 2018 or until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.
Vote Required
If a quorum is present at the meeting, the two nominees for Class II directors receiving the highest number of votes will be elected as the Class II directors. Abstentions and broker non-votes have no effect on the vote.
Recommendation
The Board of Directors recommends a vote “FOR” each of the nominees named above.
The following table sets forth biographical information for the two Class II nominees to be elected at this meeting as well as all other directors who will continue serving on the Board of Directors following this meeting:

Name	Age	Director Since	Position with the Company
Class II directors nominated for election at the 2015 annual meeting of stockholders:
Jean-Pierre Bizzari, M.D.	60	2015	Director
Randal J. Kirk	61	2007	Director
Class III directors whose terms expire at the 2016 annual meeting of stockholders:
Connie L. Matsui	61	2006	Director
Helen I. Torley, M.B. Ch.B., M.R.C.P.	52	2014	President, Chief Executive Officer & Director
Class I directors whose terms expire at the 2017 annual meeting of stockholders:
Kathryn E. Falberg	54	2007	Chair of the Board of Directors
Kenneth J. Kelley	56	2004	Director
Matthew L. Posard	48	2013	Director

Directors Nominated for Election at the 2015 Annual Meeting
Jean-Pierre Bizzari, M.D. Dr. Bizzari provides our Board with over 30 years of clinical oncology and global drug approval strategy expertise. Dr. Bizzari served as Executive Vice President and Global Head of Oncology of Celgene Corporation since 2012 and as Senior Vice President for Clinical Development Oncology from 2008 to 2012, and oversaw the development and approval of a number of leading oncology products including REVLIMID® (lenalidomide), VIDAZA® (azacitidine), ISTODAX® (romidepsin) and ABRAXANE® (nab-paclitaxel). Prior to 2008, Dr. Bizzari served as Vice President, Clinical Oncology Development for Sanofi-Aventis where he oversaw the approval of Eloxatin® (oxaliplatin), Taxotere® (docetaxel) and Elitek®(rasburicase). Dr. Bizzari was also Vice President, Clinical Development Oncology for Rhône-Poulenc Rorer. Dr. Bizzari is a member of the Scientific Advisory Board of France's National Cancer Institute and is a board member of Transgene. Dr. Bizzari has also been a member of the international scientific committee of the French National Cancer Research Institute since 2005. Jean-Pierre Bizzari is a Doctor of Medicine and a graduate of the Nice Medical School and a specialist in oncology (training in Toronto and Montreal). Dr. Bizzari was also an assistant in the medical oncology department at La Pitié-Salpêtrière hospital in Paris. Dr. Bizzari also serves on the board of Celator Pharmaceuticals, Inc.
The Nominating and Corporate Governance Committee believes that Dr. Bizzari’s track record of success in developing strategies that have resulted in global approvals for some of the world’s most important cancer drugs provides our Board with valuable strategic expertise in both oncology drug development and global commercialization, leading the Nominating and Corporate Governance Committee to determine that Dr. Bizzari should serve as one of our directors.
Randal J. Kirk. Mr. Kirk provides our Board with a wealth of strategic, operational and management experience. Mr. Kirk currently serves as the Senior Managing Director and Chief Executive Officer of Third Security, LLC, an investment management firm founded by Mr. Kirk. Mr. Kirk also currently serves as Chairman of the Board of Directors of Intrexon Corporation since February 2008 and Chief Executive Officer since April 2009. Additionally, Mr. Kirk founded and became Chairman of the Board of New River Pharmaceuticals Inc. (prior to its acquisition by Shire plc in 2007) in 1996, and was President and Chief Executive Officer between October 2001 and April 2007. Mr. Kirk began his professional career in the private practice of law. Previously, Mr. Kirk served as a member of the Board of Directors of Scios, Inc. (prior to its acquisition by Johnson & Johnson) between February 2000 and May 2002, and as a member of the Board of Directors of Clinical Data, Inc. (prior to its acquisition by Forest Laboratories, Inc. in April 2011) from September 2002 to April 2011, and was Chairman of the Board from December 2004 to April 2011. Mr. Kirk currently serves in a number of additional capacities including as a member of the Board of Directors of ZIOPHARM Oncology, Inc. since January 2011. Mr. Kirk served on the Board of Visitors of Radford University from July 2003 to June 2009, was Rector of the Board from September 2006 to September 2008, and served on the Board of Directors of the Radford University Foundation, Inc. from September 1998 to May 2011. He served on the Board of Visitors of the University of Virginia and Affiliated Schools from July 2009 to October 2012, on the Virginia Advisory Council on Revenue Estimates from July 2006 to October 2012 and on the Governor's Economic Development and Jobs Creation Commission from April 2010 to October 2012. Mr. Kirk received a B.A. in Business from Radford University and a J.D. from the University of Virginia.
The Nominating and Corporate Governance Committee believes that Mr. Kirk's professional experience, including his extensive business experience as chief executive officer of multiple companies, his experience as an investor, his service on other public company boards and committees of academic institutions, combined with his business acumen and judgment, provide our Board with valuable strategic and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Mr. Kirk should serve as one of our directors.
Directors Continuing in Office Until the 2016 Annual Meeting
Connie L. Matsui. Ms. Matsui brings to our Board over 16 years of general management experience in the biotechnology industry. She retired from Biogen Idec Inc. in January 2009 as the Executive Vice President, Knowledge and Innovation Networks. She served as an Executive Committee member at both Biogen Idec and IDEC Pharmaceuticals, a predecessor of Biogen Idec. Among the major roles she played after joining IDEC Pharmaceuticals in November 1992 were: Senior Vice President, overseeing investor relations, corporate communications, human resources, project management and strategic planning; Collaboration Chair for the late stage development and commercialization of rituximab (tradenames: Rituxan® and MabThera®) in partnership with Roche and Genentech; and Project Leader for Zevalin®, the first radioimmunotherapy approved by the U.S. FDA. Prior to entering the biotechnology industry, Ms. Matsui worked for Wells Fargo Bank in general management, marketing and human resources. Ms. Matsui has been active on a number of not-for-profit boards and served as National President/Board Chair of the Girl Scouts of the USA from 1999 to 2002. Ms. Matsui earned B.A. and M.B.A. degrees from Stanford University.
The Nominating and Corporate Governance Committee believes that Ms. Matsui's operational experience, including her extensive knowledge of the biotechnology industry, her service in other public company management teams and her prior business experience, combined with her business acumen and judgment, provide our Board with valuable management and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Ms. Matsui should serve as one of our directors.
Helen I. Torley, M.B. Ch.B., M.R.C.P. Dr. Torley brings extensive commercial and business experience as well as an extensive knowledge of the biotechnology industry. Dr. Torley joined Halozyme in January 2014 as President and Chief Executive Officer. Throughout her career, Dr. Torley has led several successful product launches, including Kyprolis®, Prolia®, Sensipar®, and Miacalcin®. Prior to joining Halozyme, Dr. Torley served as Executive Vice President and Chief Commercial Officer for Onyx Pharmaceuticals from August 2011 to December 2013 overseeing the collaboration with Bayer on Nexavar® and Stivarga® and the U.S. launch of Kyprolis. She was responsible for the development of Onyx's commercial capabilities in ex-US markets and in particular, in Europe. Prior to Onyx, Dr. Torley spent 10 years in management positions at Amgen Inc., most recently serving as Vice President and General Manager of the US Nephrology Business Unit from 2003 to 2009 and the U.S. Bone Health Business Unit from 2009 to 2011. From 1997 to 2002, she held various senior management positions at Bristol-Myers Squibb, including Regional Vice President of Cardiovascular and Metabolic Sales and Head of Cardiovascular Global Marketing. She began her career at Sandoz/Novartis, where she ultimately served as Vice President of Medical Affairs, developing and conducting post-marketing clinical studies across all therapeutic areas, including oncology. Before joining the industry, Dr. Torley was in medical practice as a senior registrar in rheumatology at the Royal Infirmary in Glasgow, Scotland. Dr. Torley received her Bachelor of Medicine and Bachelor of Surgery degrees (M.B. Ch.B.) from the University of Glasgow and is a Member of the Royal College of Physicians (M.R.C.P).
The Nominating and Corporate Governance Committee believes that Dr. Torley's extensive commercial and operational experience, including successful launches of products, and her deep knowledge of the biotechnology industry and the competitive environment, her service as our Chief Executive Officer, combined with her business acumen and judgment, provide our Board with valuable commercial and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Dr. Torley should serve as one of our directors.
Directors Continuing in Office Until the 2017 Annual Meeting
Kathryn E. Falberg. Ms. Falberg contributes considerable healthcare industry knowledge, particularly in the areas of finance, accounting, strategy, business development and operations. Ms. Falberg served as Executive Vice President and Chief Financial Officer of Jazz Pharmaceuticals, PLC from March 2012 to March 2014 after serving as Senior Vice President and Chief Financial Officer since December 2009. From 2001 through 2009, Ms. Falberg worked with a number of smaller companies while serving as a corporate director and audit committee chair for several companies. From 1995 through 2001, Ms. Falberg was with Amgen, Inc., where she served as Senior Vice President, Finance and Strategy and Chief Financial Officer, and before that as Vice President, Controller and Chief Accounting Officer, and Vice President, Treasurer. Ms. Falberg received an M.B.A. and B.A. in Economics from the University of California, Los Angeles and is a Certified Public Accountant, inactive. Ms. Falberg currently serves on the Board and is Chair of the Audit Committee of Medivation, Inc., and aTyr Pharma, Inc.
The Nominating and Corporate Governance Committee believes that Ms. Falberg's healthcare industry experience, including her extensive experience in finance, accounting, strategy, business development and operations, her prior service on other public company management teams and business experience, combined with her business acumen and judgment, provide our Board with valuable financial, strategic and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Ms. Falberg should serve as one of our directors.

Kenneth J. Kelley. Mr. Kelley brings over 30 years of entrepreneurial, venture capital, operational and technical biotechnology experience to Halozyme. Since 2007, Mr. Kelley has served as the Chief Executive Officer of privately held PaxVax, Inc., which is focused on developing innovative vaccines. From April 2002 through June 2004, Mr. Kelley was a General Partner at Latterell Venture Partners, where he made investments in early stage biotechnology and medical device startups. Mr. Kelley founded IntraBiotics Pharmaceuticals in January 1994 and for over eight years served as CEO, Director and Chair of the Board of Directors. Earlier, Mr. Kelley was an Associate at Institutional Venture Partners (IVP), where he participated in the financing of biotech and medical companies. Prior to IVP, he was a consultant for McKinsey & Company and a scientist at Integrated Genetics (acquired by Genzyme). Mr. Kelley earned an M.B.A. from Stanford University and a B.A. in Biochemical Sciences from Harvard University.
The Nominating and Corporate Governance Committee believes that Mr. Kelley's strategic and operational experience, including his extensive experience as a venture capitalist in the biotechnology industry and his prior executive management experience, combined with his business acumen and judgment, provide our Board with valuable insight, operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Mr. Kelley should serve as one of our directors.
Matthew I. Posard. Mr. Posard provides our Board with extensive sales and marketing experience in the life sciences industry. Mr. Posard is currently Executive Vice President, Chief Commercial Officer of Trovagene, Inc., where he oversees sales, marketing, client services, market and business development. Trovagene is a molecular diagnostic biotechnology company which focuses on precision cancer monitoring. Previously, Mr. Posard was Senior Vice President and General Manager of Illumina, Inc.’s New Emerging Opportunity Business, where he oversaw the development and transfer of Illumina technology into new markets. He joined Illumina in 2006 as Vice President of Global Marketing and served as Vice President of Global Sales from 2007 to 2011, leading Illumina’s successful commercial entry into the life science sequencing market. Prior to joining Illumina, Mr. Posard held various positions in strategic and product marketing at Gen-Probe, Inc., helping the company attain leading market positions in DNA probe-based infectious disease diagnostics and blood banking. Previously, he oversaw global marketing at Biosite, Inc., where he was instrumental in the successful introduction of the company’s BNP congestive heart failure biomarker and its BNP co-marketing collaboration with Beckman Coulter. Mr. Posard holds a B.A. degree in Quantitative Economics and Decision Science from the University of California, San Diego.
The Nominating and Corporate Governance Committee believes that Mr. Posard's sales and marketing experience including successfully launch of products and management of sales operations provides valuable experience and perspective to our Board, leading the Nominating and Corporate Governance Committee to determine that Mr. Posard should serve as one of our directors.

CORPORATE GOVERNANCE
Director Independence
The Board of Directors (or “Board”) has determined that, other than Dr. Torley, each of the members of the Board of Directors is an independent director within the meaning set forth under applicable rules of the NASDAQ Stock Market. Dr. Torley does not meet the listing requirements for director independence since Dr. Torley is the President and Chief Executive Officer of Halozyme.
Board Leadership
In December 2005, the Board separated the Chief Executive Officer and Board Chair positions to: (i) provide a stronger corporate governance structure; (ii) improve overall Board effectiveness; and (iii) enhance communication between management and the Board. Mr. Kelley served as the non-employee Chair of the Board from December 2005 through December 2014. In January 2015, Ms. Falberg began serving as Chair of the Board.
Executive Sessions
Our independent directors generally meet in executive session without management present each time the Board holds its regularly scheduled meetings. The Chair of the Board of Directors, acts as the presiding director for such executive sessions of independent directors.
Board Meetings and Committees
The Board of Directors held 14 meetings during the fiscal year ended December 31, 2014. The Board of Directors has three standing committees: (i) Audit Committee; (ii) Compensation Committee; and (iii) Nominating and Corporate Governance Committee. During the last fiscal year, each director attended at least 75% of the total number of meetings of the Board and the committees of the Board on which such director served during that period. Our standing committees are currently comprised of the following directors:

Name	Audit Committee	Compensation Committee	Nominating / Corporate Governance Committee
Jean-Pierre Bizzari, M.D.
Kathryn E. Falberg	Chair	X
Kenneth J. Kelley	X		X
Randal J. Kirk
Connie L. Matsui		Chair	Chair
John S. Patton, Ph.D.		X
Matthew L. Posard	X		X
Helen I. Torley, M.B. Ch.B., M.R.C.P.
Audit Committee
The current members of the Audit Committee are Kathryn E. Falberg (Chair), Kenneth J. Kelley, and Matthew L. Posard. All members of the Audit Committee satisfy the independence requirements set forth under the applicable rules of the NASDAQ Stock Market. Ms. Falberg is an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter that is available on our website at: www.halozyme.com. The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of its annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by the independent registered public accounting firm, reviewing the adequacy of our accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee held seven meetings during the fiscal year ended December 31, 2014.
Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 3.
Compensation Committee
The current members of the Compensation Committee are Connie L. Matsui (Chair), Kathryn E. Falberg, and John S. Patton, Ph.D. All members of the Compensation Committee satisfy the independence requirements set forth under the applicable rules of the NASDAQ Stock Market and qualify as non-employee directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee operates under a written charter that is available on our website at: www.halozyme.com. The primary purpose of the Compensation Committee is to discharge the Board's responsibilities relating to compensation and benefits of our executive officers. More specifically, the Compensation Committee reviews and approves the salary and bonus earned by the Chief Executive Officer and other executive officers; approves stock option grants to executive officers; approves employment and severance agreements of executive officers; and reviews the compensation of non-employee directors for service on the Board of Directors and its committees. The Compensation Committee held six meetings during the fiscal year ended December 31, 2014.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are Connie L. Matsui (Chair) Kenneth J. Kelley, and Matthew L. Posard. All members of the Nominating and Corporate Governance Committee satisfy the independence requirements set forth under the applicable rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee operates under a written charter that is available on our website at: www.halozyme.com. The primary responsibilities of the Nominating and Corporate Governance Committee are to (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend applicable corporate governance principles, codes of conduct and compliance mechanisms, and (vi) provide oversight in the evaluation of the Board and each committee. The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended December 31, 2014.
With respect to Board membership, the Nominating and Corporate Governance Committee's goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience. There are no stated minimum criteria for director nominees, but the Nominating and Corporate Governance Committee believes that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board should meet the definition of “independent director” under the applicable rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee also believes it is appropriate for at least one key member of management to participate as a member of the Board.
While we do not have a formal diversity policy, our Board of Directors believes that our Board should have diversity of knowledge base, professional experience and skills, and takes age, gender and ethnic background into account when considering director nominees. When considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by our stockholders, the Nominating and Corporate Governance Committee will review the candidate's integrity, business acumen, age, experience, commitment, diligence, conflicts of interest, existing time commitments and the ability to act in the interests of all stockholders. Once a potential qualified candidate is identified, multiple members of the Nominating and Corporate Governance Committee will interview that candidate. The committee may also ask the candidate to meet with non-committee members of the Board and/or members of management and, if the committee believes a candidate would be a valuable addition to the Board, it will recommend that candidate to the full Board.
Pursuant to the terms of its charter, the Nominating and Corporate Governance Committee will consider qualified director candidates suggested by our stockholders. Stockholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting the candidate's name, contact information and biographical information in writing to the “Halozyme Nominating and Corporate Governance Committee” c/o Corporate Secretary, 11388

Sorrento Valley Road, San Diego, California 92121. The biographical information and background materials will be forwarded to the Nominating and Corporate Governance Committee for its review and consideration. The committee's review process for candidates identified by our stockholders is essentially identical to the review process for candidates identified by the committee. The Nominating and Corporate Governance Committee will review periodically whether a more formal policy regarding stockholder nominations should be adopted. In addition to the process discussed above regarding the consideration of the Nominating and Corporate Governance Committee of candidates suggested by our stockholders, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders.
Risk Management
Our Board is responsible for reviewing and assessing business enterprise risk and other major risks facing the company, and evaluating management's approach to addressing such risks. Periodically, our Board reviews key risks facing the company, plans for addressing these risks and the company's risk management practices overall. In connection with these reviews, our Board members rely on information from external sources as well as on their individual experiences identifying and managing business enterprise risk for other entities both within and outside of our industry. In addition, the committees of our Board consider and address risk as they perform their respective committee responsibilities. For example, financial risks are overseen by our Audit Committee and our Compensation Committee periodically reviews the most important enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise risk.
Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full Board or a relevant committee. Our legal, finance and regulatory areas serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
We believe the division of risk management responsibilities described above is an effective approach for identifying and addressing the risks facing our company, and that the leadership structure of our Board is effective in implementing this approach.
Communications with Directors
Stockholders may communicate with any and all directors by transmitting correspondence by mail or email, addressed as follows: “Halozyme Board of Directors” c/o Corporate Secretary, 11388 Sorrento Valley Road, San Diego, California 92121, email address: HalozymeBoardOfDirectors@Halozyme.com. The Corporate Secretary will transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary.
Director Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. Directors Torley, Engler, Falberg, Matsui, Patton and Posard attended our annual meeting of stockholders in 2014.
Code of Conduct and Ethics
The Board has adopted a Code of Conduct and Ethics and Corporate Governance Guidelines that apply to all of our employees, officers and directors. Copies of these documents are currently available on our website at: www.halozyme.com. Amendments to or waivers of our Code of Conduct and Ethics granted to any of our directors or executive officers will be published promptly on our web site www.halozyme.com. Please note that the information on our website is not incorporated by reference in this Proxy Statement.

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE
ON EXECUTIVE COMPENSATION (SAY-ON-PAY)
Background
The advisory vote on executive compensation is a non-binding vote on the compensation of our “Named Executive Officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. Please read the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the fiscal year 2014 compensation of our Named Executive Officers.
The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we hold the advisory vote on executive compensation at least once every three years. Following our 2011 annual meeting, upon the recommendation of our stockholders, our Board of Directors determined that we will hold the advisory vote on executive compensation annually until the next required non-binding stockholder advisory vote on the frequency of future stockholder non-binding advisory votes on the compensation of our Named Executive Officers, which will occur no later than our 2017 Annual Meeting of the Stockholders.
We have many compensation practices that ensure consistent leadership, decision-making and actions without taking inappropriate or unnecessary risks. Most importantly our compensation practices are intended to align management with the interests of stockholders. The practices are discussed in detail in the Compensation Discussion and Analysis section of this Proxy Statement and have the following objectives:

•	Compensation structure balances both long and short term incentives.

•	Both long term and short term pay are based on the achievement of corporate and various individual objectives.

•	Annual cash incentives are tied directly to stockholder value creation and achievement of corporate goals.

•	Equity incentive awards are based upon the accomplishment of individual performance criteria and subject to certain minimum thresholds.
The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the company, our Board of Directors or our Compensation Committee, nor will its outcome require the company, our Board of Directors or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the company, the Board or the Compensation Committee.
Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our Named Executive Officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these past decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and evaluate what actions, if any, may be appropriate to address those concerns.
Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:
RESOLVED, that the stockholders of Halozyme Therapeutics, Inc. approve, on an advisory basis, the compensation of the company's Named Executive Officers, disclosed pursuant to Item 402 of Regulation S-K in the company's Definitive Proxy Statement for the 2015 Annual Meeting of Stockholders.
Vote Required
Approval of this resolution requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will be treated as votes “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

Recommendation
The Board of Directors believes that the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis and the tabular disclosures under the heading “Executive Compensation and Related Information” is appropriate for the reasons stated above. Therefore, the Board unanimously recommends a vote “FOR” approval of the compensation for our Named Executive Officers.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors of Halozyme has selected Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of Halozyme for the fiscal year ending December 31, 2015. Ernst & Young LLP has acted in such capacity since its appointment on June 28, 2006. A representative of Ernst & Young LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.
Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Vote Required
The affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Abstentions will be treated as votes “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
Board of Directors Recommendation
The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.
PRINCIPAL ACCOUNTING FEES AND SERVICES
The following table sets forth the aggregate fees billed to Halozyme for the fiscal years ended December 31, 2014 and 2013 by Ernst & Young LLP:

	Fiscal 2014	Fiscal 2013
Audit Fees(1)	$710,639	$485,861
Audit-Related Fees	—	—
Tax Fees(2)	$48,500	$3,500
All Other Fees(3)	—	$1,995
________________

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the company's consolidated annual financial statements, including the audit of internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements. In 2014, these fees also included $100,000 for a comfort letter issued in connection with our February 2014 financing.

(2)	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice.

(3)	In 2013, all other fees consist of annual subscription fees for Ernst & Young's online accounting and auditing information tools.
The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy. The Chair of the Audit Committee is also authorized, pursuant to delegated authority, to pre-approve additional services on a case-by-case basis, provided that such approvals are communicated to the full Audit Committee at its next meeting.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements and the related schedule in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.
The Committee reviewed and discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedule with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communication With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding the firm’s communications with the Committee concerning the firm’s independence and has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company and considered the compatibility of non-audit services with the firm's independence.
The Committee also reviewed and discussed with management and the independent registered public accounting firm the Company's audited consolidated financial statements and related schedule for the year ended December 31, 2014 and the results of management's assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's audit of internal control over financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and related schedule and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2014 filed by the Company with the Securities and Exchange Commission.
AUDIT COMMITTEE
Kathryn E. Falberg (Chair)
Kenneth J. Kelley
Matthew L. Posard

PROPOSAL NO. 4
APPROVAL OF AMENDMENT TO THE HALOZYME THERAPEUTICS, INC.
2011 STOCK PLAN
At the 2011 Annual Meeting, the company’s stockholders approved our adoption of the Halozyme Therapeutics, Inc. 2011 Stock Plan (the “2011 Plan”) which replaced all of the company’s then-existing employee stock plans (the “Prior Plans”). The initial share pool available for awards under the 2011 Plan consisted of 6,000,000 shares. At the 2013 Annual Meeting of stockholders, the Company stockholders approved the addition of 6,500,000 shares to the 2011 Plan’s share reserve. As of March 12, 2015, a total of 2,508,344 shares of the 2011 Plan’s share pool remain available for new grants. Under this proposal we are asking you to approve an amendment to the 2011 Plan to add 7,000,000 shares to its share pool in order to refresh our ability to grant future awards under the plan. In connection with this share increase, the Plan was also amended, subject to stockholder approval, to increase the total number of shares that may be issued as “incentive stock options” by 7,000,000 shares as well.
In addition, under the 2011 Plan, subject to adjustment as described below, the maximum number of shares that may be issued in the aggregate from the 2011 Plan pursuant to the exercise or settlement of stock awards, restricted stock awards, restricted stock unit awards, and performance awards (collectively “Full Value Awards”) is currently limited to 6,000,000 shares. If approved by the stockholders, the amendment to the 2011 Plan would also increase this limit to 7,000,000.
We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors, and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these challenges is a competitive equity incentive program. The 2011 Plan is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to service providers (including, employees, consultants, and directors) of our company (and its subsidiaries) which align the interests of award recipients with those of our stockholders, reinforce key goals and objectives that help drive stockholder value, and attract, motivate and retain experienced and highly qualified individuals who will contribute to our success
Other than the addition of shares to the 2011 Plan’s share pool, the increase in the total number of shares that may be issued as “incentive stock options” and the increase to Full Value Award limit, stockholders are not being asked under this proposal to approve any other amendment to the 2011 Plan or to reapprove the 2011 Plan as a whole. Specifically, approval of this proposal will not change the types of awards that may be granted or expand the benefits that eligible participants may receive under the 2011 Plan.
Key Features Designed to Protect Stockholders’ Interests
The design of the 2011 Plan reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following features of the plan:

•	Independent administrator. The Compensation Committee of the Board of Directors, which is comprised solely of non-employee directors, administers the 2011 Plan.

•
No evergreen feature. The maximum number of shares available for issuance under the 2011 Plan is fixed and cannot be increased without stockholder approval. In addition, the 2011 Plan expires by its terms on a specified date.

•
Repricing and reloading prohibited. Stockholder approval is required for any repricing, replacement, or buyout of underwater awards. In addition, no new awards are granted automatically upon the exercise or settlement of any outstanding award.

•	No recycling of payment shares. The 2011 Plan counts as issued, shares withheld or reacquired by the company in payment of the exercise price or withholding tax.

•
No discount awards; maximum term specified. Stock options and stock appreciation rights must have an exercise price or base price no less than the closing price of our common stock on the date the award is granted and a term no longer than ten years’ duration.

•	Per-participant limits on awards. The 2011 Plan limits the size of awards that may be granted during any one year to any one participant.

•
Award design flexibility. Different kinds of awards may be granted under the 2011 Plan, giving us the flexibility to design our equity incentives to compliment the other elements of compensation and to support the attainment of our strategic goals.

•
Performance-based awards. The 2011 Plan permits the grant of performance-based stock awards that are payable only upon the attainment of specified performance goals and, therefore, ensure full deductibility by the company. The performance criteria specified for these awards give the plan administrator the flexibility to incentivize the achievement of our corporate objectives and financial success.

•
No liberal definition of change in control. The 2011 Plan’s definition of a change-in-control transaction ensures that any award benefits triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by the Board of Directors or stockholders.

Shares Available Under the Plan and Historical Use of Equity
The 2011 Plan authorizes the Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation awards, restricted stock and stock units, and performance awards. We are asking stockholders to authorize an increase of 7,000,000 shares to this Plan.
In operating our 2011 Plan, we believe that the Compensation Committee has monitored and managed dilution to reasonable levels. As of March 12, 2015, options were outstanding under the 2011 Plan for a total of 6,855,047 shares of our common stock and a total of 1,236,619 shares remained subject to unvested Full Value Awards under the 2011 Plan. The weighted average exercise price of these outstanding options was $10.36 per share and these options had a weighted average remaining term of approximately 7.5 years. Among the factors the Compensation Committee considered in determining the appropriate size of the increase to the share pool for our 2011 Plan was the Company’s prior grant history of and its range of potential uses of equity compensation for the next few years. This was based in part on forecasts of our anticipated growth rate for the next few years. In addition, the Company took into account guidance issued by stockholder advisory firms. Based on this analysis, we believe that after taking into account the proposed share increase, the 2011 Plan’s share reserve will be sufficient for us to make grants of equity incentive awards under the 2011 Plan through the end of 2017. Of course, however, changes in business practices, industry standards, our compensation strategy, or equity market performance could alter this projection. In addition, we are growing rapidly and as a result our equity-related employee population is also growing. Accordingly, although the requested authorized share reserve is designed to accommodate equity compensation needs under a variety of scenarios for approximately three years, under some scenarios the reserve could prove to be insufficient for this period, in which case the stockholders would have the opportunity to either approve or disapprove any addition to the requested share reserve.
The Compensation Committee also considered whether the current Full Value Award limitation of an aggregate of 6,000,000 shares is consistent with current market trends and the Company’s grant practices in terms of the types of awards it is likely to make in the future. Based on this analysis, the Compensation Committee determined that the limit should be increased to 7,000,000 to better enable the Company to continue its current grant practices and to achieve the overall objectives of the 2011 Plan.
Summary of the 2011 Plan
What follows is a summary of the material terms of the 2011 Plan, as proposed to be amended. This summary is qualified in its entirety by the specific language of the 2011 Plan, a copy of which (other than for the share increase, incentive stock option limit increase, and the Full Value Award increase) is attached as an exhibit to the Proxy Statement for the 2013 Annual Meeting of Stockholders. A copy of the 2011 Plan will also be provided to any stockholder on request to info@halozyme.com.
General. The 2011 Plan provides for the grant of incentive and nonstatutory stock options as well as stock appreciation rights, stock awards, restricted stock, restricted stock units, performance units, and performance shares. Incentive stock options granted under the 2011 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal

Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2011 Plan are not intended to qualify as incentive stock options under the Code.
Purpose. The purpose of the 2011 Plan is to advance the interests of the company and its stockholders by providing an incentive to attract and retain persons eligible to receive awards under the 2011 Plan and by motivating such persons to contribute to the growth and profitability of the company.
Administration. The 2011 Plan is administered by the Compensation Committee, any other committee designated by the Board of Directors, or, if no committee is designated, the Board of Directors. As used herein with respect to the 2011 Plan, the “Board” refers to the Compensation Committee, or any other committee designated by the Board of Directors, as well as to the Board of Directors itself. The Board has the power to construe and interpret the 2011 Plan and, subject to the provisions of the 2011 Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award vests or becomes exercisable, the exercise price, the type of consideration to be paid, if any, upon exercise of an award, and other terms of the award.
Stock Subject to the 2011 Plan. Shares issuable under the 2011 Plan consist of authorized but unissued or reacquired shares of common stock of the company. The maximum number of shares of the company’s common stock that may be issued under the 2011 Plan, measured from the plan’s inception, if this proposal is approved is 19,500,000 shares. That maximum will be proportionately adjusted, however, in the event of a stock split or similar change in the capitalization of the company. If an outstanding award granted under the 2011 Plan for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an award granted under the 2011 Plan that are subject to forfeiture or repurchase are forfeited or repurchased by the company, the shares allocable to the terminated portion of such award or such forfeited or repurchased shares shall restore to the 2011 Plan and be available for issuance under the 2011 Plan. The 2011 Plan counts as issued, shares withheld or reacquired by the company in payment of the exercise price (with respect to stock appreciation rights and options) or withholding tax (all awards). Shares will not be counted as having been issued pursuant to the 2011 Plan with respect to any portion of an award that is settled in cash. In general, no more than 7,000,000 shares of the company’s common stock may be issued under the 2011 Plan pursuant to Full Value Awards. If the amendment to the 2011 Plan is approved, this limit will increase to 7,000,000 (subject to proportionate adjustments as described above). As of March 12, 2015, approximately 1,289,552 full value awards remain available for grant under the 2011 Plan.
Awards other than incentive stock options generally may be granted to employees, directors, and consultants of the company. An incentive stock option can only be granted to a person who, on the effective date of grant, is an employee of the company, a parent corporation or a subsidiary corporation. As of March 12, 2015, we had approximately 153 employees, including eight executive officers, and seven non-employee directors who were eligible to receive grants under the 2011 Plan.
No incentive stock options may be granted under the 2011 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the company, or any of its parent or subsidiary corporations, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed 5 years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options granted under the 2011 Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the company and its parent and subsidiary corporations) may not exceed $100,000. As amended, all of the shares reserved for issuance under the Plan (subject to adjustment as described in this proposal) may be issued as incentive stock options. In order to permit awards to qualify as “performance-based compensation” under Section 162(m) of the Code (Section 162(m)), no employee may be granted awards under the 2011 Plan in excess of the following in each fiscal year of the company:

•
Stock options and stock appreciation rights: No more than 1,000,000 shares; provided, however, that such maximum number shall be 2,000,000 shares with respect to any individual during the first fiscal year that the individual is employed with Halozyme.

•
Restricted stock and restricted stock unit awards having vesting based upon the attainment of performance goals: No more than 500,000 shares; provided, however, that such maximum number shall be 1,000,000 shares with respect to any individual during the first fiscal year that the individual is employed with Halozyme.

•	Performance share awards: No more than 500,000 shares for each full fiscal year contained in the performance period of the award.

•	Performance unit awards: No more than 500,000 for each full fiscal year contained in the performance period of the award.
Stock Options and Stock Appreciation Rights
The following is a description of the general terms of stock options and stock appreciation rights under the 2011 Plan. Individual grants may have terms that differ from those described below.
Exercise Price; Payment. The exercise price of incentive stock options under the 2011 Plan may not be less than the fair market value of the common stock subject to the option on the date of the option grant, and in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options and stock appreciation rights may not be less than the fair market value of the stock subject to the award on the date of the option grant. On March 12, 2015, the closing price of the company’s common stock as reported on the Nasdaq Global Market was $15.63 per share. The exercise price of options granted under the 2011 Plan may be paid: (i) in cash, by check or cash equivalent, (ii) by tender to the company, or attestation to the ownership of shares of common stock of the company owned by the optionee having a fair market value not less than the exercise price, (iii) by broker-assisted cashless exercise, (iv) to the extent permitted by the Board, in its sole discretion, by net share settlement (other than for incentive stock options, unless the optionee consents to converting the option to a nonstatutory stock option), (v) in any other form of legal consideration acceptable to the Board, or (vi) any combination of the above.
No Repricing. The 2011 Plan does not permit the company to lower the exercise price of options or base price of stock appreciation rights or to exchange options or stock appreciation rights for awards with a lower exercise or base price without further stockholder approval.
Exercise. Options and stock appreciation rights granted under the 2011 Plan may become exercisable (“vest”) in cumulative increments as determined by the Board provided that the holder’s employment by, or service as a director or consultant to, the company or certain related entities or designated affiliates (“service”) continues from the date of grant until the applicable vesting date. Shares covered by awards granted under the 2011 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an award may be exercised.
Term. The maximum term of options and stock appreciation rights under the 2011 Plan is ten years. The 2011 Plan provides for earlier termination of an award due to the holder’s cessation of service.
Restrictions on Transfer. Incentive stock options granted under the 2011 Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person. A nonstatutory stock option or stock appreciation right is not transferable in any manner other than (i) by will or by the laws of descent and distribution, (ii) by written designation of a beneficiary taking effect upon the death of the optionee, (iii) by delivering written notice to the company that the optionee will be gifting to certain family members or other specific entities controlled by or for the benefit of such family members, and such other transferees as the Board may approve.
Restricted Stock Units
The Board may grant restricted stock units under the 2011 Plan that represent a right to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the company. The Board may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Board, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Board may grant restricted stock units that entitle their holders to receive dividend equivalents. A dividend equivalent may be paid in cash or in the form of additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.

Stock and Restricted Stock Awards
The Board may grant stock awards, with or without restrictions, under the 2011 Plan either in the form of a stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a stock bonus, for which the participant furnishes consideration in the form of services to the company. The Board determines the purchase price payable under stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Board specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Board, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will generally have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.
Performance Awards
The Board may grant stock-based performance awards subject to such conditions and the attainment of such performance goals over such periods as the Board determines in writing and sets forth in a written agreement between the company and the participant. To the extent compliance with Section 162(m) of the Code is desired, a committee comprised solely of “outside directors” under Section 162(m) shall act with respect to performance awards. Performance awards may be designated as performance shares or performance units. Performance units are unfunded bookkeeping entries generally having an initial value equal to the fair market value, determined on the grant date, of a share of common stock. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.
Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m), the Board will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the company and each subsidiary corporation consolidated with the company for financial reporting purposes, or such division or business unit of the company as may be selected by the Board. The Board, in its discretion, may base performance goals on one or more of the following such measures:

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Earnings or Profitability Metrics: including, but not limited to, sales revenue; revenue under collaborative agreements; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margin; operating margin; income (gross, operating or net); expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, stock-based compensation expense, changes in generally accepted accounting principles or critical accounting policies, or other extraordinary or non-recurring items, as specified by the Board when establishing the performance goals;

•	Return Metrics: including, but not limited to, return on investment, assets, equity or capital (total or invested);

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Cash Flow Metrics: including, but not limited to, operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

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Liquidity Metrics: including, but not limited to, debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the Board;

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Stock Price and Equity Metrics: including, but not limited to, return on stockholders’ equity; total stockholder return; revenue (gross, operating or net); revenue growth; stock price; stock price appreciation; market price of stock; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio; and

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Strategic Metrics: including, but not limited to, product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; total or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures or financing; legal compliance, safety, or risk reduction; or such other measures as determined by the Board.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Board. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Board, excluding the effect (whether positive or negative) of changes in accounting standards occurring after the establishment of the performance goals applicable to a performance award.
Following completion of the applicable performance period, the Board will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Board retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m). However, no such reduction may increase the amount paid to any other participant. The Board may make positive or negative adjustments to award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Board. In its discretion, the Board may provide for the accrual of dividend equivalents to a participant awarded performance shares or units with respect to cash dividends paid on the company’s common stock, with such dividend equivalents becoming payable if and when the performance shares or units are earned. The Board may provide for award payments in lump sums or installments.
Unless otherwise provided by the Board, if a participant’s service terminates for any reason, including the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.
Effect of Certain Corporate Events
In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the company, appropriate adjustments will be made in the number and class of shares subject to the 2011 Plan and to any outstanding awards, in the aggregate and Section 162(m) per-employee grant limits (see “Federal Income Tax Information - Potential Limitation on Company Deductions,” below), and in the exercise price per share of any outstanding awards. Any fractional share resulting from an adjustment will be rounded down to the nearest whole number, and at no time will the exercise price of any option or stock appreciation right be decreased to an amount less than par value of the stock subject to the award.
If a change in control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the company’s rights and obligations under the outstanding awards or substitute substantially equivalent awards for such corporation’s stock. Awards that are not assumed, replaced or exercised prior to the change in control will terminate. The Board may grant awards that will accelerate in connection with a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the company.
Duration, Amendment and Termination
The Board may amend or terminate the 2011 Plan at any time. If not earlier terminated, the 2011 Plan will expire on March 9, 2021.
The Board may also amend the 2011 Plan at any time or from time to time. However, no amendment authorized by the Board will be effective unless approved by the stockholders of the company if the amendment would: (i) increase the number of shares reserved for awards under the 2011 Plan; (ii) change the (a) class of persons eligible to receive incentive stock options, (b) prohibition on repricing and reloading of options, (c) limits on shares subject to stock awards, restricted stock awards, restricted stock unit awards, and performance awards (including those intended to qualify as “performance-based compensation” under Section 162(m)), (d) minimum exercise price, maximum term, and vesting period of options or stock appreciation rights, or (e) limitation on the vesting conditions applicable to restricted stock or restricted stock unit awards; or (iii) modify the 2011 Plan in any other way if such modification requires stockholder approval under applicable law, regulation or rule.
New Plan Benefits
The granting of awards under the 2011 Plan is subject to the discretion of the Compensation Committee, therefore, the benefits or amounts that any participant or group of participants may receive in the future under the 2011 Plan are not currently determinable.
Options Granted to Certain Persons
The aggregate numbers of shares of common stock made subject to awards granted to certain persons and groups under the 2011 Plan since its inception in May 2011 are as follows: (1) Helen I. Torley, President and Chief Executive Officer, 1,325,000 shares; (2) David A. Ramsay, Vice President and Chief Financial Officer, 480,750 shares; (3) Gregory I. Frost, Former President and Chief Executive Officer, 318,065 shares; (4) James P. Shaffer, Former Vice President and Chief Commercial Officer, 467,520 shares; (5) Jean I. Liu, Former Vice President, General Counsel and Secretary, 498,584 shares; (6) all named executive officers as a group, an aggregate of 3,089,919 shares; and (7) all employees, including current officers who are not named executive officers, as a group, an aggregate of 9,249,017 shares. 172,693 awards were granted from the 2011 Plan to the current directors who are not executive officers.
U.S. Federal Income Tax Information
Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for two years following the date the incentive stock option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options and Stock Appreciation Rights. Nonstatutory stock options and stock appreciation rights have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonstatutory stock option or stock appreciation right, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option or stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option or stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the company with respect to the grant of a nonstatutory stock option or stock appreciation right or the sale of the stock acquired pursuant to such grant.
Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Performance Awards and Restricted Stock Unit Awards. A participant generally will recognize no income upon the receipt of a performance share, performance unit, or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Potential Limitation on Company Deductions. Section 162(m) denies a deduction to the company for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to any type of award granted under the plan, when combined with all other types of compensation received by a covered employee from the company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with applicable regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options or stock appreciation rights may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a Compensation Committee comprised solely of “outside directors” (as defined in Section 162(m)) and (iv) the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.
For the aforementioned reasons, the 2011 Plan provides for an annual per-employee limitation as required under Section 162(m) and the company’s Compensation Committee is comprised solely of outside directors. Accordingly, options or stock appreciation rights granted by the Compensation Committee should qualify as performance-based compensation, and the other awards subject to performance goals may qualify. Nevertheless, the Compensation Committee may choose to grant awards under the 2011 Plan that do not give rise to qualified performance-based compensation under Section 162(m) if the Compensation Committee feels it is in the interest of the company to do so.

Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of awards granted under the 2011 Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 2011 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.
Vote Required
Approval of this proposal would require the affirmative vote of a majority of the votes cast at the annual meeting of stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Board of Directors Recommendation
The Board of Directors believes that the amendment to the 2011 Plan is in the best interests of Halozyme and its stockholders for the reasons stated above. Therefore, the Board unanimously recommends a vote “FOR” approval of the amendment to the 2011 Plan.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
This section of the proxy statement includes the following:

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The Compensation Discussion and Analysis (CD&A) section describes and analyzes our compensation programs and the specific amounts of compensation paid to those individuals who served as our Chief Executive Officer (CEO) and Chief Financial Officer (CFO) during fiscal year 2014, as well as the other individuals included in the Summary Compensation Table below (Named Executive Officers or NEOs). It also provides a brief overview of the factors that we believe are most relevant to stockholders as they consider their votes on Proposal No. 2 (the advisory vote on executive compensation). For fiscal year 2014, our NEOs were Helen Torley, our President and CEO, Gregory I. Frost, our former President and CEO, David A. Ramsay, our Vice President and CFO, James P. Shaffer, our former Vice President and Chief Commercial Officer and Jean I. Liu, our former Vice President, General Counsel and Secretary.

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The Compensation Tables and Narrative Disclosure section reports the compensation and benefit amounts paid to our NEOs for fiscal year 2014. The amounts attributable to long-term equity incentive awards represent the grant date fair value of those awards for which actual amounts earned or realized is dependent upon our future stock price performance.

Compensation Discussion and Analysis
Overview
The Compensation Committee has the responsibility for establishing, implementing and monitoring adherence with our compensation philosophy and practices. The Compensation Committee makes all compensation decisions for our NEOs. The primary goals of our executive compensation programs are: (i) to reward performance that has the greatest impact on company and asset value; (ii) to attract, retain, motivate and reward talented and dedicated executives and maintain a cohesive management team comprised of individuals with substantial skill and experience required to implement our business strategies; (iii) to tie annual cash incentives to achievement of pre-specified goals and objectives that are intended to enhance the value of the company; and (iii) to link long-term equity incentives to the achievement of performance criteria that we believe will lead to stockholder value creation. To achieve these goals, the Compensation Committee uses a mix of compensation including base salary, annual cash incentive awards and equity awards. In setting executive compensation, the Compensation Committee reviews company performance, individual performance and benchmark compensation data from peer companies and surveys.
Special Circumstances Relating to New CEO Hire
Dr. Helen Torley joined us as our new President and CEO on January 6, 2014. Based on the number of development and commercial opportunities available to the Company and the important strategic decisions the Company was evaluating as it pursued various clinical development programs, both the Board and the Compensation Committee gave high priority to hiring an executive with deep pharmaceutical and biotech drug development and commercialization experience. The Board after a comprehensive search identified Dr. Torley as the best candidate with the requisite experience. The recruitment of Dr. Torley was a highly competitive process due to her track record of success and experience. The Compensation Committee received advice from its outside compensation consultant to design a competitive, market-based compensation package appropriate for a senior executive with Dr. Torley’s skills and experience, and with a vesting plan that linked much of her compensation to long-term service and shareholder value-creation. In determining the equity portion of Dr. Torley’s compensation package, the Compensation Committee took into account the general requirements to attract a new CEO candidate and awarded the majority of her equity compensation in the form of stock options and, to a lesser extent RSUs, so that her interests would be aligned with those of our stockholders. The size of an equity award required to join a new company is typically greater than what we would contemplate awarding on an annual basis after the individual has been with us. Similarly, we may be required to pay “make whole” bonuses or other awards to replace payments that the CEO candidate would otherwise earn by remaining at his or her current employer, and the $1 million bonus payment to Dr. Torley was intended to replace an award that she would have earned from her former employer. As is the case with many other newly recruited executives, we agreed to pay relocation expenses to Dr. Torley for 2014; and those expenses will not continue into future years. As such, the compensation package reported for our CEO’s first year of service is not indicative of compensation that will be reported for future years.

Special Circumstances Relating to Executive Transitions
Since the beginning of 2014 with the arrival of the new CEO, we have created turnover among our senior management team. Three individuals, who had served as executive officers prior to their departure, concluded their services in 2014, and a new Chief Medical Officer joining us in early 2015. When making offers for someone to join our senior management team, we consider the needs of the company in terms of required leadership, experience and specific skills and competencies to achieve our strategy and goals and we consult survey data for compensation for comparable positions. We also frequently obtain advice from our independent compensation consultant. Finally, the candidates we target frequently have other opportunities beyond remaining at their current employer, so we may have to provide initial compensation amounts above what we might otherwise contemplate for a highly desirable candidate filling an important need. In those situations, we try to establish vesting or other requirements to make sure that payments are aligned with long-term performance and value-creation for shareholders. The size of an equity award required to induce a candidate to leave his or her current position (and forego awards previously granted by the current employer) is typically greater than what we would contemplate awarding on an annual basis after the individual has joined us. Similarly, we may be required to pay “make whole” bonuses or other awards to replace payments that the candidate would otherwise earn by remaining at his or her current employer. Similarly, we frequently are required to pay relocation expenses for a new executive officer; and those expenses will not continue into future years. As such, compensation amounts reported for an executive officer’s first year of service are typically not indicative of compensation that will be reported for future years.
Stockholder Advisory Vote on Executive Compensation
As part of the process of establishing 2015 executive compensation, the Compensation Committee considered the results of the most recent stockholder advisory vote on executive compensation (the say-on-pay proposal) at our annual meeting of stockholders held in May 2014, where a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. Similarly, the compensation and benefits for 2014 reported in the compensation tables below resulted from programs, policies and decisions that were adopted reflecting previous say-on-pay votes that expressed similar support by substantial margin for our executive compensation programs. The Compensation Committee believes these results affirm stockholder support for our executive compensation decisions, programs and policies. The Compensation Committee will continue to consider the results of future say-on-pay proposals when making executive compensation decisions and developing and implementing executive compensation programs and policies.
Elements of Compensation
The current elements of compensation for our NEOs consist of: (i) base salary; (ii) annual cash incentive awards; (iii) equity incentive awards, including stock options and restricted stock units; and (iv) company contributions pursuant to our 401(k) plan. We also provide our NEOs with the same package of employee benefits that are provided to all full time employees, including health insurance, group term life and disability insurance. Other than the foregoing, relocation reimbursements in connection with recruitment and a travel allowance for our former Chief Commercial Officer, we do not provide any other perquisites to our NEOs. Except for benefits provided in policies applicable to all eligible employees (such as relocation), we do not provide tax gross-ups on executive compensation payments.
We have selected these components of our compensation program for the following reasons:

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Taken as a whole, the elements of our executive compensation program are generally comparable to compensation programs offered by other companies of our size in our industry, which helps us attract new executive talent and retain, motivate, and reward the executives that we currently employ.

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The annual cash incentive awards are dependent on achievement of corporate and individual goals that we believe should lead to increases in stockholder value. Payments under this program underscore our desire to have our executives focus their efforts on actions that directly or indirectly increase stockholder value.

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Equity awards, including stock options and restricted stock unit awards, act as retention devices which align our NEO's financial interests with long-term stockholder value. Equity awards act as retention devices because the NEO must continue employment with us to vest his or her options or other equity based awards. With respect to performance based restricted stock unit awards, the NEO must continue employment and we must realize stated performance goals for the awards to vest.

Equity and performance awards also align the interests of management with those of our stockholders with the goal of creating long-term growth and value for our stockholders.
How We Determine Executive Compensation
We consider several factors to determine executive compensation payments and target amounts, including: competitive practices; business and individual performance factors; the CEO’s recommendation for the other NEOs; and recruiting and retention considerations. The Compensation Committee does not have a predefined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the NEOs. Ultimately, it is the Compensation Committee’s judgment about these factors, along with other factors discussed in this section, that forms the basis for determining executive officer compensation. While we establish plans to provide compensation targets, the Compensation Committee retains full discretion to set compensation (including salary and cash incentives) and make equity awards that differ from these plans, especially when special retention, recruitment or other factors suggest that such changes are believed to be in the best interests of the Company.
Competitive Practices
The Compensation Committee has established a group of peer companies to use for competitive analysis of executive compensation. The peer companies were identified based upon the following characteristics: (i) similarities to us with respect to science or business model; (ii) generally comparable in market capitalization; (iii) generally comparable with respect to employee headcount; (iv) having personnel with the type and level of experience we believe have potential to benefit our performance. Based on these criteria, the Compensation Committee has selected the following group of peer companies for compensation comparison purposes: Agios Pharmaceuticals, Arena Pharmaceuticals, Ariad Pharmaceuticals, Array Biopharma, Clovis Oncology, Dyax, Genomic Health, ImmunoGen, Momenta Pharmaceuticals, Nektar Therapeutics, OncoMed Pharmaceuticals, Pacira Pharmaceuticals, Puma Biotechnology, Seattle Genetics and Spectrum Pharmaceuticals. We also use The Radford Global Life Sciences US Executive Survey (the Radford Survey) and input from third party compensation consultants from time to time as useful and appropriate.
Base Salary
Base salaries for our NEOs are established based on the scope of their responsibilities, taking into account competitive market compensation, internal relationships, and business and individual performance factors. For newly hired executives, we may be required to agree to compensation levels higher than we might otherwise pay in order to attract an executive with skills that we believe are important to our progress. Generally, we target salaries for our NEOs near the median of the range of salaries for executives in similar positions with similar responsibilities and experience at peer companies (which generally equals the 75th percentile in The Radford Survey). Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience as well as our financial position. We also typically provide modest merit increases of a few percentage points on an annual basis, with the new salaries being effective as of the beginning of the year.
Annual Cash Incentive Awards
Each year our Compensation Committee establishes an Executive Officer Incentive Plan. For both 2014 and 2015, each executive officer had a target cash incentive award (consisting of 75% of base salary for the CEO and 40% of base salary for all other executive officers). The actual cash incentive award to be paid to each executive officer is determined by both the performance of the company as a whole (Corporate Performance) and the executive officer’s individual performance (Individual Performance). The CEO’s payment is determined based entirely on the Corporate Performance assessment and the other executive officers’ payment is determined with 80% based on the Corporate Performance and 20% based on that executive officer’s Individual Performance. Unless otherwise adjusted by the Compensation Committee at its discretion, the actual cash incentive award cannot exceed two times the target cash incentive award for the executive officer, and an executive officer must achieve 60% of his/her Individual Performance objectives in order to be eligible for any cash incentive award. In order to be eligible to participate in the 2014 Executive Incentive Plan, an executive officer must have been employed by us on or before August 31 of the plan year, with the cash payment being prorated for a period of service for less than a full year in that position. In addition, an executive officer must be employed on December 31 of the plan year in order to receive a cash incentive payment under the plan.
Corporate Component. The Corporate Component is determined based on our achievement of corporate goals related to company operational, clinical and financial performance, which were approved by the Board of Directors during the first quarter of the year (Corporate Goals). The Company must achieve a minimum of 60% of the Corporate Goals in order for any cash incentive award to be paid to the executive officers. The Corporate Goals are established based on a collaborative process between the CEO, members of senior management, the Compensation Committee and the Board of Directors, within a framework that each individual goal requires significant effort to achieve 100%, a near miss of such goal that still enhances value would have been deemed 50% achieved, and the achievement of a goal in a manner that exceeded expectations and resulted in substantial corporate value would be deemed to be 200% achieved. In unusual situations (such as the clinical hold placed on our PEGPH 20 trial in April 2014), the Board may adjust the Corporate Goals if we require our executives to focus on tasks that were not anticipated at the time the goals were developed but that are then believed to have higher priority than the existing goals. The goals for 2014 included: (i) advancement of our PEGPH20 and Hylenex for CSII proprietary programs; (ii) support for our existing collaborations including supplying bulk rHuPH20 to our collaborators as required; (iii) establishing new collaborations; and (iv) financial, operational and organizational objectives.
Individual Component. The Individual Component for all executive officers other than our CEO is based on an executive officer’s individual performance, as rated by the CEO against written preset individual objectives applicable to that officer based on his or her responsibilities.
Cash Incentive Award Calculation. The actual cash incentive award to a NEO (other than the CEO, since the CEO receives 100% weighting for the Corporate Component) is calculated as follows:
Cash Incentive Award =
[(Corporate Component * 80%) + (Individual Component * 20%)] * (Target Bonus * Base Salary)
However, the Compensation Committee makes the final determination of cash incentives and retains full discretion to adjust the cash incentive award as it deems appropriate.
Equity Incentive Awards
As part of the Executive Officer Incentive Plan, the Compensation Committee also establishes target equity awards for the executive officers, which currently consist of an option grant of 100,000 shares for our executive officers other than the CEO and an option grant of 175,000 shares for our CEO. The Compensation Committee may elect to substitute restricted stock or restricted stock unit awards of equivalent value in lieu of any stock option grant. The Compensation Committee seeks to establish an equity compensation structure that yields initial target equity grants and target annual refresher grants that approximates the 75th percentile based on data from the Radford Survey. The actual amounts to be awarded to these executive officers other than the CEO will be based upon the individual performance of that officer during the year as determined by the CEO and the Compensation Committee, with the equity award for the CEO being based upon the Company’s performance including our accomplishment of the Corporate Goals as determined by the Board of Directors. The performance criteria applicable to the executive officers vary from position to position, but these criteria typically contain operational, strategic and developmental elements relevant to each executive officer's duties.
The Compensation Committee may also grant equity awards beyond what is otherwise contemplated by the Executive Officer Incentive Plan, especially for retention or other incentive purposes.
Potential Other Components of Compensation
In addition to permitting the award of incentive and nonstatutory stock options, restricted stock and restricted stock units, our 2011 Stock Plan provides for the granting of stock appreciation rights, performance units and shares and other stock-based awards. The Compensation Committee may utilize some or all of these types of awards for executive officers if it believes that such awards are necessary to further the goals of the compensation program.

Compensation Paid For 2014
Base Salary
The following annual salaries for 2014 for our NEOs were established by the Compensation Committee: Helen Torley, $600,000; David Ramsay, $364,875; James Shaffer, $381,337; and Jean Liu, $338,200. Dr. Torley’s salary was approved as part of her recruitment to join us as President and CEO in January 2014. The other salaries reflected merit adjustments of a few percent from the salaries for 2013.
Annual Cash Incentive Awards
The Board approved Corporate Goals for 2014 that included: (i) advancement of our PEGPH20 and Hylenex for CSII proprietary programs; (ii) support for our existing collaborations including supplying bulk rHuPH20 to our collaborators as required; (iii) establishing new collaborations; and (iv) financial, operational and organizational objectives. In early 2015, the Board of Directors determined that, for purposes of computing payments under the annual cash incentive program, 85% of the Corporate Goals were met in 2014. As a result, Dr. Torley received a cash incentive payment of $382,500 and Mr. Ramsay received a cash incentive payment of $129,896, both pursuant to the terms of the 2014 Executive Officer Incentive Plan.
New Hire Compensation
In addition to the salary discussed above, as part of the recruitment of Dr. Torley to join us as President and CEO in January 2014, the Compensation Committee awarded Dr. Torley a stock option for 700,000 shares of stock and 120,000 restricted stock units. The Compensation Committee also approved payment of a “make whole” cash bonus of $1.0 million (to offset an equivalent bonus she forfeited by concluding service with her previous employer) and reimbursement of relocation expenses up to $0.1 million.
Equity Awards
Under the 2013 Executive Officer Incentive Plan, the Compensation Committee awarded equity based awards to the following executive officers in February 2014: Mr. Ramsay, stock options to purchase 45,000 shares and 28,350 restricted stock units (RSUs); Mr. Shaffer, stock options to purchase 50,000 shares and 31,500 RSUs; and Ms. Liu, stock options to purchase 50,000 shares and 31,500 RSUs. The number of stock options and RSUs granted to Mr. Ramsay reflect a prorated amount paid for a full year, reflecting his appointment as CFO in May 2013. The stock option awards vest one-fourth on the one year anniversary of the date of grant and 1/48 of the shares monthly thereafter. The RSU awards vest one-fourth on each anniversary of the date of grant.
Following the clinical hold affecting the Company’s PEGPH20 clinical trial, in July 2014 the Compensation Committee took action to provide our management team with increased incentives to achieve milestones that were designed to increase stockholder value and to address potential retention issues. To achieve these goals the Compensation Committee awarded senior Company personnel (which included the NEOs) RSUs with vesting tied solely to the achievement of clinical trial, product development and collaboration targets (with greater vesting being achieved for earlier or greater achievement of those objectives) through the first part of 2017. The NEO’s received these performance based awards in the following amounts: Dr. Torley, 180,000 RSUs, Mr. Ramsay, 72,975 RSUs; and Ms. Liu, 67,640.
Compensation Decisions for 2015
Base Salary
For 2015, the Compensation Committee established the annual salaries of our executive officers as follows: Dr. Torley, $624,000 and; Mr. Ramsay, $375,822. These adjustments reflected merit increases of a few percent from 2014 base salaries.
Annual Cash Incentive Targets
Under the 2015 Executive Officer Incentive Plan, Dr. Torley has a target bonus of 75% of base salary and Mr. Ramsay has a target bonus of 40% of base salary.

Equity Awards
In February 2015, our NEOs received equity awards under the 2014 Executive Officer Incentive Plan as follows: Dr. Torley, stock options to purchase 200,000 shares and restricted stock units for 125,000 shares; and Mr. Ramsay, stock options for 45,000 shares and restricted stock units for 28,000 shares. The option awards vest one-fourth on the one year anniversary of the date of grant and 1/48 of the shares monthly thereafter. The restricted stock unit awards vest one-fourth on each anniversary of the date of grant.
Other Compensation Matters
Stock Ownership Guidelines
As provided for in our Corporate Governance Guidelines, each director who has served on the Board of Directors for three years is expected to own stock of the Company with a cost basis, or current market value if greater than the cost basis, of not less than three times such director's annual base cash compensation for Board service. In addition, all directors are expected to own stock in the Company within one year of joining the Board.
In February 2012, our Compensation Committee approved stock ownership guidelines for our executive officers which provide that our CEO is expected to own stock in the Company with value equal to no less than three times the CEO's current base salary and that all other executive officers are expected to own stock in the Company with value equal to no less than the officer's current base salary. Each executive officer is expected to comply with such guidelines within five years of appointment as an executive officer.
All of our directors are currently in compliance with these stock ownership guidelines. All of our executive officers are making satisfactory progress toward compliance with these guidelines.
Change in Control Policy
Stock options, restricted stock and restricted stock units granted to employees and officers of Halozyme under our 2001 Stock Plan and 2004 Stock Plan, and to certain officers under our 2008 Stock Plan and Amended and Restated 2011 Stock Plan, provide for full acceleration of the unvested portion of an option if the employee or officer is terminated without cause or resigns for certain specified reasons following certain change in control events. In addition, in April 2008 our Board of Directors adopted a Change in Control Policy applicable to certain executive officers. This policy provides for cash payments, continued healthcare coverage and accelerated vesting of subsequently granted equity awards for any senior executive officer who is terminated for a reason other than cause within twelve months of a change in control transaction. The cash payments, to be made in a lump sum payment, will equal a multiple of the senior executive's then-current base salary (twice the salary of the Company's CEO and one and a half times the salary of the other senior executives subject to the policy). The Company will also pay for continued healthcare coverage post-termination for a period of eighteen months for the CEO and twelve months for all other senior executives subject to the policy. The Change of Control Policy also provides that the gross amount payable to a senior executive officer under the policy may be reduced in the event that such reduction will result in a greater net payment (after taking into account the effect of tax laws applicable to such change in control payments) to the senior executive officer. We have entered into agreements with each senior executive officer that document the specific terms of the Change in Control Policy applicable to such officer. See additional information under “Potential Payments Upon Termination or Change in Control” below. In 2014, the Compensation Committee approved extension of a more limited set of benefits (including one year of severance, COBRA coverage and acceleration of vesting of equity awards) to a group of officers less senior than those previously covered in the event of termination without cause following a change of control.
Severance Policy
In 2008, our Board of Directors approved the adoption of a company-wide severance policy. Under the severance policy, the amount of cash severance for an employee terminated by the Company without cause will generally be dictated by the employee's position in the organization as well as his or her length of service. The severance policy is applicable to members of senior management in the following respects: (i) the cash severance for the CEO will be equal to the CEO's then-current annual base salary; (ii) the cash severance for executive officers and other senior officers will be equal to one half of the then-current annual base salary for such officers; and (iii) the cash severance for all other Vice Presidents will initially be equal to ten weeks of the then-current annual base salary for such employee, provided that the employee will get an additional two weeks of severance pay for each year of employment with the Company (up to a maximum of 26 weeks). Cash payments under the severance policy will normally be made in a lump sum payment, subject to standard taxes and withholdings, and will be conditioned upon the receipt of a release of claims from the impacted employee. In addition to cash severance payments, the Company will also pay certain health coverage costs during the term of the applicable severance period. Despite the establishment of the severance policy, however, the Board of Directors or Compensation Committee retains the right to amend, alter or terminate the severance policy at any time. See additional information under “Potential Payments Upon Termination or Change in Control” below.
Employment Agreements
We do not have written employment agreements with executive officers. It is our routine practice to use written offer letter agreements for new hire executive officers.
Policy Regarding Tax Deductibility of Executive Compensation
We do not currently have a policy regarding the limitation of executive pay to amounts that would be deductible under Section 162(m) of the Code. However, we believe it is in our best interest, to the extent practical and in keeping with our other compensation objectives, to have executive officer compensation be fully deductible under Code Section 162(m). Section 162(m) of the Code generally provides that publicly-held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is “performance based” compensation within the meaning of the Code does not count toward the $1.0 million limit.
The Compensation Committee retains the discretion to pay compensation that potentially may not be fully deductible to reward performance and/or enhance retention. Stock options and restricted stock unit awards which vest based on performance objectives granted under our 2011 Stock Plan are designed to meet the requirement of Section 162(m); however, the restricted stock units we granted to our executive officers in February 2012, 2013, 2014 and 2015 which vest based on time do not meet the requirements of Section 162(m).
Compensation Committee Report
We, the Compensation Committee of the Board of Directors of Halozyme Therapeutics, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Connie L. Matsui (Chair)
Kathryn E. Falberg
John S. Patton, Ph.D.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee are or have been an officer or employee of Halozyme Therapeutics, Inc. During fiscal year 2014, no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2014, none of our executive officers served on the compensation committee (or its equivalent) of another entity, or on the board of directors of another entity, one of whose executive officers served on our Compensation Committee or Board of Directors.

Summary Compensation Table
The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2014, 2013 and 2012 by each individual who acted as our principal executive officer, our principal financial officer, and our other most highly compensated executive officers during the fiscal year ended December 31, 2014.

2014 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Helen I. Torley(5)	2014	593,391	1,000,000	(6)	1,759,200		6,437,200	382,500	227,875	(7)	10,400,166
President and Chief Executive Officer

Gregory I. Frost(8)	2014	67,813	—		—		—	—	357		68,170
Former President and Chief Executive Officer	2013	453,819	—		255,450		259,721	544,583	2,993		1,516,566
	2012	424,130	—		1,423,274	(9)	382,248	57,258	5,219		2,292,129

David A. Ramsay(10)	2014	364,875	—		371,385		367,164	129,886	8,669		1,241,979
Vice President and Chief Financial Officer	2013	314,941	—		563,453		593,176	201,413	8,122		1,681,105
	2012	181,733	—		141,125		159,270	40,890	7,811		530,829

James P. Shaffer(11)	2014	137,151	—		412,650		407,960	—	210,618	(12)	1,168,379
Former Vice President and Chief Commercial Officer	2013	366,670	—		196,500		199,785	293,336	44,221	(12)	1,100,512
	2012	352,567	—		1,008,795	(9)	106,182	44,952	52,045	(12)	1,564,541

Jean I. Liu(13)	2014	322,980	—		412,650		407,960	—	8,255		1,151,845
Former Vice President, General Counsel and Secretary	2013	317,500	—		196,500		199,785	254,000	8,132		975,917
	2012	300,000	—		784,023	(9)	—	55,500	144,002	(14)	1,283,525
________________

(1)
This column represents the grant date fair value of stock awards granted to the NEOs in fiscal years 2014, 2013 and 2012, in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions used by us in calculating these amounts refer to Note 8 of the Notes to Consolidated Financial Statements, filed as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 2, 2015. Stock awards granted to executive officers consist of restricted stock units. The amounts shown are the full grant date fair value in accordance with the authoritative guidance for stock-based compensation. The weighted average grant date fair value of restricted stock units granted in 2014 was $13.71 per share based on the closing prices of Halozyme common stock on the grant dates. The grant date fair values of restricted stock units granted in 2013 and 2012 are based on the closing per share price of Halozyme common stock of $6.74 and $11.29, respectively, on the grant dates. Consistent with the estimate of aggregate compensation cost recognized in accordance with FASB ASC Topic 718 (reflecting the probable outcome of the performance conditions), this column does not include 180,000 and 72,975 performance-based RSUs granted to Dr. Torley and Mr. Ramsay, respectively, on July 28, 2014. Assuming the highest level of performance conditions were achieved, these performance-based RSUs had a grant date value of $1,603,800 and $650,207, respectively.

(2)
This column represents the grant date fair value of stock options granted to the NEOs in fiscal years 2014, 2013 and 2012, in accordance with FASB ASC Topic 718. To see the exact share amounts and the value of awards made to the NEOs in fiscal 2014, see the 2014 Grants of Plan-Based Awards table below. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions used by us in calculating these amounts refer to Note 8 of the Notes to Consolidated Financial Statements, filed as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 2, 2015. The amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on stock price fluctuations and the NEO's continued employment. Additional information on all outstanding awards is reflected in the Outstanding Equity Awards at December 31, 2014 table.

(3)
Performance-based bonuses are generally paid pursuant to our annual incentive plans and reported as Non-Equity Incentive Plan Compensation. The performance-based bonuses represent amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in subsequent fiscal year.

(4)
The amounts set forth in the All Other Compensation column for the NEOs consist of company payments for group term life insurance and company contributions to the Halozyme Therapeutics, Inc. 401(k) Plan.

(5)	Dr. Torley joined Halozyme as President, CEO and director effective January 6, 2014.

(6)	Represents a $1 million payment to Dr. Torley that was intended to replace an equivalent bonus that she would have earned from her former employer.

(7)	Includes the reimbursement of $219,000 in relocation expenses.

(8)	Dr. Frost's employment with Halozyme concluded effective January 6, 2014.

(9)
In connection with the adoption of stock ownership guidelines and to facilitate our executive officers compliance with these guidelines, each of our executive officers at that time was provided a one-time grant of restricted stock units in fiscal 2012. The amounts in this column include the grant date fair value of $11.29 per share of the NEOs' restricted stock unit awards as listed below. These awards vest one fifth annually on each anniversary of the grant date unless terminated due to the NEO's cessation of employment or consulting for us.

Name	Grant Date Fair Value of One-Time Stock Awards Under Stock Ownership Guidelines
Gregory I. Frost	$1,084,574
James P. Shaffer	$914,705
Jean I. Liu	$784,023

(10)
Mr. Ramsay was appointed as our Vice President and CFO on May 20, 2013. In connection with his appointment, Mr. Ramsay's base salary was increased to $350,000 beginning on the date of the appointment. Mr. Ramsay's salary and bonus earned during the period of time that he served as CFO in fiscal 2013 were $216,712 and $173,370, respectively.

(11)	Mr. Shaffer's employment with Halozyme concluded effective March 31, 2014.

(12)	Includes travel allowance of $12,000, $36,000 and $44,000 for fiscal 2014, 2013 and 2012, respectively. In addition for 2014, the amount included severance of $191,000.

(13)	Ms. Liu's employment with Halozyme concluded effective November 7, 2014.

(14)	Includes the reimbursements of $87,250 in relocation expenses as well as $48,952 tax gross-up payments for fiscal 2012.

2014 Grants of Plan-Based Awards
The following table sets forth certain summary information with respect to plan-based awards granted during the fiscal year ended December 31, 2014 to our NEOs:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1) Target(#)	All Other Stock Awards: Number of Shares or Units(#)		All Other Option Awards: Number of Securities Underlying Options(#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Helen I. Torley(2)	n/a	—	450,000	900,000	175,000	—		—		—	—
	1/6/2014	—	—	—	—	—		700,000	(2)	14.66	6,437,200
	1/6/2014	—	—	—	—	120,000	(2)	—		—	1,759,200
	7/28/2014	—	—	—	—	180,000	(3)	—		—	1,603,800
David A. Ramsay	n/a	—	145,950	291,900	100,000	—		—		—	—
	2/6/2014	—	—	—	—	—		45,000	(4)	13.10	367,164
	2/6/2014	—	—	—	—	28,350	(5)	—		—	371,385
	7/28/2014	—	—	—	—	72,975	(3)	—		—	650,207
James P. Shaffer(6)	n/a	—	—	—	—	—		—		—	—
	2/6/2014	—	—	—	—	—		50,000	(4)	13.10	407,960
	2/6/2014	—	—	—	—	31,500	(5)	—		—	412,650
Jean I. Liu(7)	2/6/2014	—	—	—	—	—		50,000	(4)	13.10	407,960
	2/6/2014	—	—	—	—	31,500	(5)	—		—	412,650
	7/28/2014	—	—	—	—	67,640	(3)	—		—	602,672
________________

(1)
On March 19, 2014, the Compensation Committee of our Board of Directors approved an incentive plan applicable to our NEOs and certain other senior officers. This incentive plan provided for cash and equity awards based upon the accomplishment of specified company and individual performance criteria in 2014. For a description of the elements of the incentive plan, please see “Compensation Discussion and Analysis - How We Determine Executive Compensation - Annual Cash Incentive Awards” and “Compensation Discussion and Analysis - How We Determine Executive Compensation - Equity Incentive Awards).” The actual amount of cash paid to each NEO pursuant to the incentive plan established for 2014 is set forth in the Summary Compensation Table under the heading, “Non-Equity Incentive Plan Compensation.”

(2)
Dr. Torley joined Halozyme as President, CEO and director effective January 6, 2014. In connection with her new hire, these stock option and restricted stock unit awards were granted in January 2014, and vest in equal monthly increments over four years beginning on the date of grant. The restricted stock unit award has the grant date fair value of $14.66 per share.

(3)
Vesting for these awards is conditioned upon the Compensation Committee’s determination that Halozyme achieved specified clinical trial, product development and new collaboration goals at stated times through April 2017.

(4)
These option awards were granted in February 2014 based on accomplishment of specified company and each NEO's individual performance criteria in fiscal 2013. These option awards vest one-fourth on the one year anniversary of the date of grant and then 1/48 of the shares monthly thereafter.

(5)
This restricted stock unit award was granted in February 2014 based on accomplishment of specified company and individual performance criteria in fiscal 2013. This restricted stock unit award has a grant date fair value of $13.10 per share and vests one-fourth on each anniversary of the date of grant.

(6)	Mr. Shaffer's employment with Halozyme concluded effective March 31, 2014.

(7)	Ms. Liu's employment with Halozyme concluded effective November 7, 2014.
Outstanding Equity Awards at December 31, 2014
The following table sets forth certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to our NEOs as of December 31, 2014:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Helen I. Torley	1/6/2014	—	700,000		14.66	1/6/2024	—		—
	1/6/2014	—	—		—	—	120,000	(3)	1,158,000
	7/28/2014	—	—		—	—	180,000	(4)	1,737,000
David A. Ramsay	2/5/2007	12,943	—		7.51	2/5/2017	—		—
	2/6/2008	24,620	—		5.60	2/6/2018	—		—
	2/5/2009	25,148	—		6.10	2/5/2019	—		—
	2/4/2010	14,697	—		5.55	2/4/2020	—		—
	2/3/2011	14,240	782		7.14	2/3/2021	—		—
	2/2/2012	17,708	7,292		11.29	2/2/2022	—		—
	2/4/2013	8,112	9,588		6.55	2/4/2023	—		—
	5/22/2013	46,510	70,990	(5)	7.17	5/22/2023	—		—
	2/6/2014	—	45,000		13.10	2/6/2024	—		—
	2/2/2012	—	—		—	—	6,250	(3)	60,313
	2/4/2013	—	—		—	—	6,637	(3)	64,047
	5/22/2013	—	—		—	—	42,594	(5)	411,032
	2/6/2014	—	—		—	—	28,350	(3)	273,578
	7/28/2014	—	—		—	—	72,975	(4)	704,209
Jean I. Liu(6)	11/3/2011	149,998	—		8.50	5/12/2015	—		—
	2/4/2013	21,874	—		6.55	5/12/2015	—		—
________________

(1)	Each option vests at the rate of 1/4 of the underlying shares on the first anniversary of the date of grant and 1/48 of the shares each month thereafter.

(2)
Computed by multiplying the closing market price of our common stock on December 31, 2014, the last trading date in fiscal year 2014, of $9.65 by the number of shares or stock units, as appropriate, set forth in this table.

(3)	This restricted stock unit award vests one-fourth on each anniversary of the date of grant.

(4)
Vesting for these awards is conditioned upon the Compensation Committee’s determination that Halozyme achieved specified clinical trial, product development and new collaboration goals at stated times through April 2017.

(5)	This award vests in equal monthly increments over four years beginning on the date of grant.

(6)	Ms. Liu's employment with Halozyme concluded effective November 7, 2014.

Option Exercises and Stock Awards Vested
The following table sets forth certain information with respect to the exercise of stock options and vesting of stock awards by our NEOs during the fiscal year ended December 31, 2014:

OPTION EXERCISES AND STOCK AWARDS DURING FISCAL YEAR 2014
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Gregory I. Frost	295,894	2,409,455	36,463	552,681
David A. Ramsay	70,058	481,883	22,963	246,165
James P. Shaffer	161,457	159,807	25,788	389,740
Jean I. Liu	—	—	21,389	320,852
________________

(1)	The value realized on exercise is based on the difference between the closing sale price of Halozyme common stock on the date of exercise and the exercise price of each option.

(2)
The amounts in this column represent the number of stock award shares vested. The actual number of shares issued was the number of shares vested reduced by the number of shares surrendered as payment for withholding taxes.

(3)	The value realized on vesting is based on the closing sale price of Halozyme common stock on the vest date.
Potential Payments Upon Termination or Change in Control
Severance Policy
On February 6, 2008, the Board of Directors approved the adoption of a company-wide severance policy. Under the severance policy, the particular amount of cash severance for an employee terminated by the Company without cause will generally be dictated by the employee’s position in the organization as well as the seniority of that employee. The severance policy is applicable to members of senior management in the following respects: (i) the cash severance for the CEO will be equal to the CEO’s then-current annual base salary; (ii) the cash severance for executive officers and other senior officers will be equal to one half of the then-current annual base salary for such officers; and (iii) the cash severance for all other Vice Presidents will initially be equal to ten weeks of the then-current annual base salary for such employee, provided that the employee will get an additional two weeks of severance pay for each year of employment with the Company (up to a maximum of 26 weeks). Cash payments under the severance policy will normally be made in a lump sum payment, subject to standard taxes and withholdings, and will be conditioned upon the receipt of a release of claims from the impacted employee. In addition to cash severance payments, the Company will also pay certain health coverage costs during the term of the applicable severance period. Despite the establishment of the severance policy, however, the Board of Directors retains the right to amend, alter or terminate the severance policy at any time.
Assuming: (i) each of the NEOs was terminated without cause on December 31, 2014; and (ii) each NEO executed a release of claims in a form satisfactory to the Company, the NEOs (other than Dr. Frost, Mr. Shaffer and Ms. Liu, who terminated service prior to the end of 2014) would have received the following amounts pursuant to the severance policy:

Name	Lump Sum Severance Payment	Post- Termination Healthcare
Helen I. Torley	$600,000	$25,129
David A. Ramsay	$182,438	$12,564

Change in Control
Options granted to employees and officers of Halozyme under our Amended and Restated 2001 Stock Plan and 2004 Stock Plan, and to certain officers under our 2008 Stock Plan and Amended and Restated 2011 Stock Plan, provide for full acceleration of the unvested portion of an option if the employee or officer is terminated without cause or resigns for certain specified reasons following certain change in control events. In addition, in April 2008 our Board of Directors adopted a Change in Control Policy applicable to certain executive officers. This policy provides for cash payments, continued healthcare coverage and accelerated vesting of subsequently granted equity awards for any senior executive officer who is terminated for a reason other than cause within twelve months of a change in control transaction. The cash payments, to be made in a lump sum payment, will equal a multiple of the senior executive’s then-current base salary (twice the salary of the Company’s CEO and one and a half times the salary of the other senior executives subject to the policy). The Company will also pay for continued healthcare coverage post-termination for a period of eighteen months for the CEO and twelve months for all other senior executives subject to the policy. The Change of Control Policy also provides that the gross amount payable to a senior executive officer under the policy may be reduced in the event that such reduction will result in a greater net payment (after taking into account the effect of tax laws applicable to such change in control payments) to the senior executive officer. We have entered into agreements with each senior executive officer that document the specific terms of the Change in Control Policy applicable to such officer.
Assuming a change in control took place on December 31, 2014 and each of the NEOs was terminated without cause immediately following the change in control, the foregoing individuals (other than Dr. Frost, Mr. Shaffer and Ms. Liu, who terminated service prior to the end of 2014) would have received the following amounts as a result of such terminations:
2015 Potential Payments Upon Change in Control

Name	Equity Awards(1)	Lump Sum Cash Severance	Post- Termination Healthcare	Total
Helen I. Torley	$2,895,000	$1,200,000	$37,692	$4,132,692
David A. Ramsay	$1,720,919	$547,313	$25,128	$2,293,360
________________

(1)
Amounts shown in this column reflect the value of unvested options and market value of unvested restricted stock units that would have accelerated if the NEO was terminated on December 31, 2014 in connection with a change in control. Values were derived using the closing market price of our common stock on December 31, 2014, the last trading date in fiscal year 2014, of $9.65. There can be no assurance that the options will ever be exercised (in which case no value will actually be realized by the executive) or that the value on exercise will be equal to the value shown in this column.

Compensation of Directors
The following table sets forth information concerning the compensation earned during the fiscal year ended December 31, 2014 by each individual who served as a director at any time during the fiscal year:

2014 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Kenneth J. Kelley	100,000	200,003	300,003
Robert L. Engler(3)	63,750	200,003	263,753
Kathryn E. Falberg	85,000	200,003	285,003
Randal J. Kirk	45,000	200,003	245,003
Connie L. Matsui	71,250	200,003	271,253
John S. Patton	55,000	200,003	255,003
Matthew L. Posard	57,500	200,003	257,503
________________

(1)	Represents the grant date fair value of restricted stock awards granted in fiscal year 2014 in accordance with FASB ASC Topic 718.

(2)	The aggregate numbers of shares subject to outstanding stock options and restricted stock awards held by the non-employee directors as of December 31, 2014 are described below:

Name	Aggregate Number of Option Awards Outstanding (#)	Aggregate Number of Stock Awards Outstanding (#)
Kenneth J. Kelley	20,000	24,876
Robert L. Engler	30,000	24,876
Kathryn E. Falberg	20,000	24,876
Randal J. Kirk	10,000	24,876
Connie L. Matsui	30,000	24,876
John S. Patton	30,000	24,876
Matthew L. Posard	—	24,876

(3)	Dr. Engler resigned from the Board on February 24, 2015.
2014 Directors' Compensation
Effective February 2014, the compensation for our non-employee directors is as follows: each non-employee director receives an initial restricted stock grant of common stock having a value of $200,000 (with the number of shares equal to $200,000 divided by the closing price of the Company’s common stock on the date of grant, with any fraction rounded up to the nearest whole share) upon joining the Board; provided that, the numbers of shares granted for directors first elected or appointed between annual meetings shall be prorated based on the number of full quarters the individual is scheduled to serve as a non-employee director from the date of election or appointment until the next annual meeting of the stockholders such that the recipient will receive a grant of restricted stock valued at $150,000 for a period of service exceeding 270 days, a grant of restricted stock valued at $100,000 for a period of service exceeding 180 days (but no more than 270 days), a grant of restricted stock valued at $50,000 for a period of service exceeding 90 days (but no more than 180 days), and no shares for a period of service of 90 days or less. Subject to acceleration in the event of a change of control of us, this initial restricted stock grant will vest upon the later of: (a) the first day that the non-employee director may trade our stock in compliance with our Insider Trading Policy that occurs after the six month anniversary of the date of grant or (b) the first day that the non-employee director may trade our stock in compliance with our Insider Trading Policy that occurs after the date of the first annual meeting following the initial restricted stock grant. Non-employee directors also automatically receive annual restricted stock grants of common stock having a value of $200,000 (with the number of shares equal to $200,000 divided by the closing price of the Company’s common stock on the date of grant, with any fraction rounded up to the nearest whole share) immediately following future annual meetings of stockholders. Subject to acceleration in the event of a change of control of us, this annual restricted stock grant will vest on the first day that the non-employee director may trade our stock in compliance with our Insider Trading Policy that occurs after the date immediately preceding the annual meeting following the date of grant. All restricted stock awards will be granted under our Amended and Restated 2011 Stock Plan.
Our non-employee directors will also receive an annual retainer of $50,000 for service on the Board as well as an additional annual retainer for service on any committee of the Board. Non-employee directors who serve on the Board’s Audit Committee receive an annual retainer of $15,000, provided that the Chair of that committee receives an annual retainer of $30,000. Non-employee directors who serve on the Board’s Compensation Committee receive an annual retainer of $10,000, provided that the Chair of that committee will receive an annual retainer of $20,000. Non-employee directors who serve on the Board’s Nominating and Corporate Governance Committee received an annual retainer of $5,000, provided that the Chair of that committee receives an annual retainer of $10,000. Lastly, our Chair of the Board of Directors receives an annual retainer of $35,000 in addition to her retainer for service as a director. Employee directors do not receive any compensation for service on the Board of Directors.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Pursuant to our Code of Conduct and Ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into transactions which create, or would appear to create, a conflict of interest with us. Our Audit Committee is responsible for reviewing and approving related party transactions. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth, as of March 12, 2015, certain information with respect to the beneficial ownership of our common stock by (i) each stockholder known by Halozyme to be the beneficial owner of more than 5% of our common stock, (ii) each director and director-nominee of Halozyme, (iii) each executive officer named in the Summary Compensation Table above, and (iv) all directors and executive officers of Halozyme as a group:

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percent(3)
Randal J. Kirk	19,826,162	(4)	15.6%
The Governor Tyler, 1881 Grove Avenue, Radford, Virginia 24141
Iridian Asset Management LLC	11,625,215	(5)	9.2%
276 Post Road West, Westport, CT 06880
BlackRock, Inc.	7,421,617	(6)	5.8%
40 East 52nd Street, New York, NY 10022
BB Biotech AG	6,825,532	(7)	5.4%
Vordergasse 3, Schaffhausen V8 CH-8200
Gregory I. Frost	2,928,168		2.3%
Helen I. Torley	301,413	(8)	*
Jean I. Liu	42,743	(9)	*
David A. Ramsay	570,804	(10)	*
James P. Shaffer	54,025		*
Jean-Pierre Bizzari	3,437		*
Kenneth J. Kelley	214,876	(11)	*
Kathryn E. Falberg	324,876	(12)	*
Connie L. Matsui	199,876	(13)	*
John S. Patton	209,876	(14)	*
Matthew L. Posard	44,876		*
Directors and executive officers as a group (10 persons)	21,696,196	(15)	17.1%
________________

*	Less than 1%.

(1)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise noted, the address for each beneficial owner is: c/o Halozyme Therapeutics, Inc., 11388 Sorrento Valley Road, San Diego, CA 92121.

(2)
Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or warrants and vesting of stock awards.

(3)
Calculated on the basis of 127,016,059 shares of common stock outstanding as of March 12, 2015, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after March 12, 2015 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(4)
Based on Form 4 filed by Randal J. Kirk with the SEC on October 16, 2013. Includes shares held by the following entities over which Mr. Kirk (or an entity over which he exercises exclusive control) exercises exclusive control: 2,685,415 shares held by R.J. Kirk Declaration of Trust; 331,395 shares held by JPK 2009, LLC; 331,394 shares held by MGK 2009, LLC; 293,000 shares held by JPK 2008, LLC; 293,000 shares held by MGK 2008, LLC; 293,000 shares held by ZSK 2008, LLC; 10,945 shares held by Lotus Capital (2000) Company, Inc.; 3,977,445 shares held by Kapital Joe LLC; 135,000 shares held by Third Security Staff 2001 LLC; 1,326,320 shares held by New River Management IV, LP; 6,328,853 shares held by New River Management V, LP; 263,200 shares held by JPK 2012, LLC and 42,319 shares held by The Kellie L. Banks (2009) Long-Term Trust. Also includes 10,000 shares subject to options that may be exercised within 60 days after March 12, 2015.

(5)
Based on Schedule 13G filed by Iridian Asset Management LLC with the SEC on December 31, 2014. Iridian Asset Management LLC beneficially owned 11,625,215 shares, with no sole voting power shares and no sole dispositive power shares.

(6)
Based on Schedule 13G filed by BlackRock, Inc. with the SEC on December 31, 2014. BlackRock, Inc. beneficially owned 7,421,617 shares, with sole voting power over 7,190,308 shares and sole dispositive power over 7,421,617 shares, which shares are reported by BlackRock, Inc. as a parent holding company of its subsidiaries.

(7)
Based on Schedule 13G filed by BB Biotech AG with the SEC on December 31, 2014. BB Biotech AG beneficially owned 6,825,532 shares, with no sole voting power shares and no sole dispositive power shares.

(8)	Includes 233,332 shares subject to options that may be exercised within 60 days after March 12, 2015.

(9)	Includes 21,874 shares subject to options that may be exercised within 60 days after March 12, 2015.

(10)	Includes 193,060 shares subject to options that may be exercised and 5,875 shares subject to restricted stock units that may be vested within 60 days after March 12, 2015.

(11)	Includes 20,000 shares subject to options that may be exercised within 60 days after March 12, 2015.

(12)	Includes 20,000 shares subject to options that may be exercised within 60 days after March 12, 2015.

(13)	Includes 30,000 shares subject to options that may be exercised within 60 days after March 12, 2015.

(14)	Includes 30,000 shares subject to options that may be exercised within 60 days after March 12, 2015.

(15)
Includes 536,392 shares subject to options that may be exercised and 5,875 shares subject to restricted stock units that may be vested within 60 days after March 12, 2015 beneficially owned by all executive officers and directors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Each such person is required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.
Based solely on our review of such forms furnished to us and written representations from certain reporting persons that no other reports were required, we reasonably believe that all required reports were timely filed.
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2016 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than December 4, 2015.
Stockholder business that is not intended for inclusion in our proxy materials may be brought before the 2016 annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than December 4, 2015, in accordance with the specific procedural requirements in our Bylaws. Failure to comply with our Bylaw procedures and deadlines may preclude presentation of the proposal at our 2016 annual meeting.
TRANSACTION OF OTHER BUSINESS
At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2015 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS
We may satisfy SEC's rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more stockholders. This process is known as “householding.” This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received prior to the mailing date. Accordingly, for many stockholders who hold their shares through a bank, brokerage firm or other holder of record (i.e., in “street name”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received.
We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact our Secretary at 11388 Sorrento Valley Road, San Diego, California 92121, or by telephone at (858) 794-8889. If your stock is held by a brokerage firm or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.
By order of the Board of Directors,
DAVID A. RAMSAY
Vice President, Chief Financial Officer
April 3, 2015

PROXY
HALOZYME THERAPEUTICS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2015
The undersigned hereby appoints Helen I. Torley and David A. Ramsay, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Halozyme Therapeutics, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Halozyme Conference Center, 11404 Sorrento Valley Road, San Diego, California 92121, on Wednesday, May 6, 2015, at 8:00 a.m. local time and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, these shares will be voted in accordance with the recommendations of the Board of Directors.
YOUR VOTE IS IMPORTANT. You are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States.
(Continued and to be signed on reverse side.)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS:

		For All	Withhold All	Exceptions			For	Against	Abstain
1	To elect Jean-Pierre Bizzari and Randall J. Kirk as Class II Directors, to hold office until the 2018 Annual Meeting of Stockholders.	☐	☐	☐	2	To approve, by advisory vote, the compensation of the Company's named executive officers.	☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write the name of the nominee(s) that you do not wish to vote for on the line(s) below the “Exceptions” box.)

		For	Against	Abstain			For	Against	Abstain
3	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐	4	To approve amendments to the Amended and Restated 2011 Stock Plan.	☐	☐	☐

Please sign below, exactly as name or names appear on this proxy. If the stock is registered in the names of two or more persons (Joint Holders), each should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give printed name and full title. If more than one trustee, all should sign.

Date:

Stockholder Signature

Date:

Joint Holder Signature (if applicable)